SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered into by and between by and between iAnthus Capital Holdings, Inc. (“Holdings”) and iAnthus Capital Management, LLC (“ICM” and together with Holdings, the “Company”) and Philippe Faraut (“Executive”), who resides at 515 Ocean Avenue, 303S, Santa Monica, CA 90402. Company and Executive may be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Executive has been employed by the Company since 2022 as Chief Financial Officer of the Company;

WHEREAS, the Company and Executive are parties to an Employment Agreement effective November 14, 2022 (the “Employment Agreement”); and

WHEREAS, the Parties have reached certain mutual agreements and understandings with respect to Executive’s resignation from the Company, and desire to settle fully and finally any claims, disputes and obligations relating to Executive’s employment with the Company and the termination thereof;

NOW, THEREFORE, IT IS HEREBY AGREED THAT:

1.
Termination of Executive’s Employment. Executive and Company acknowledge and agree that Company hereby terminates Executive’s employment as Chief Financial Officer of the Company (as defined by the Employment Agreement) effective as of April 5, 2024 (the “Termination Date”). Executive agrees that he resigns from all other positions held, whether as director, officer, manager, partner, representative or otherwise with respect to the Company and each of its subsidiaries and affiliates, effective as of the Termination Date. Executive shall promptly execute any necessary documents provided by the Company to effectuate Executive’s resignations from the Company and each of its subsidiaries and affiliates.

2.
Paid Time Off. The Company shall pay Executive for any accrued and unused Paid Time Off per the terms of the Company’s policies on the Termination Date. Executive has 156 hours of accrued and unused time that will be paid out on the Termination Date.

3.
Severance Payment; Restricted Stock Units; COBRA.

(a) Severance Payment: In consideration of Executive’s execution of this Agreement, the Company shall pay Executive a severance payment in the gross amount of One Hundred Seventy-Five Thousand Dollars and No Cents ($175,000.00) (the “Severance Payment”), which shall be subject to all applicable federal, state, local and other legally required withholdings and deductions. The Severance Payment shall be paid out in equal installments for seven (7) months on regular Company pay days, commencing the first full payroll cycle following the Effective Date (as defined herein) (the “Severance Period”), subject to: (i) Employee’s execution of this Agreement; (ii) Employee not subsequently revoking this Agreement within the allotted time; and (iii) Employee’s compliance with Section 14.

(b) Restricted Stock Units: Executive and Holdings entered into Restricted Stock Unit Award Agreements on November 23, 2022 (the “Nov 2022 RSU Agreement”), May 17, 2023 (the “May 2023 RSU Agreement”), September 1, 2023 (the “September 2023 RSU Agreement”), and November 15, 2023 (the “Nov 2023 RSU Agreement”), whereby under each of these RSU agreements, Holdings granted Executed Restricted Stock Units (“RSUs”) pursuant to its Amended and Restated Omnibus Plan. Executive and Employer acknowledge and agree that the RSUs granted to Executive pursuant to the Nov 22 RSU

Agreement and the May 2023 RSU Agreement shall accelerate and fully vest upon satisfactory completion of the services under the Consulting Services Agreement, in the form attached hereto as Exhibit A of the Termination Date. Executive and Employer further acknowledge and agree that the RSUs granted to Executive pursuant to the September 2023 RSU Agreement and the Nov 2023 RSU Agreement shall be forfeited as of the Termination Date.

(c) COBRA: Executive’s employer-sponsored health and dental insurance benefits shall terminate effective April 30, 2024, subject to Executive right to elect continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In further consideration of Executive’s execution of this Agreement, the Company shall pay the monthly premium for Executive’s continued participation in the Company’s health and dental insurance benefits pursuant to COBRA for one (1) year from the Termination Date, provided that Executive and any covered dependents are eligible for and timely elect to enroll in COBRA coverage. Thereafter, Executive’s continued participation in the Company’s health and dental insurance benefits pursuant to COBRA shall be at Executive’s sole expense. If Executive obtains employment that provides for comparable health insurance benefits, the Company’s obligation under this section to pay the Executive’s health and dental insurance benefits shall expire. Pursuant to this Paragraph, Executive is required to provide the Company notice if he obtains new employment that offers comparable health insurance benefits.

4.
Consultation Services. Simultaneously with the execution of this Agreement, Executive and Company shall execute a Consulting Services Agreement.

5.
Cooperation.

(a)
Executive agrees to cooperate with the Company Releasees (as defined herein) in connection with: (i) any claims, complaints, charges, actions, lawsuits or similar proceedings that any of the Company Releasees is or may be involved with (including testimony where required); (ii) any matters relating to regulatory compliance, licensing proceedings and filings, and all operational matters affecting the Company Releasees, which exist as of the Termination Date or which may exist at any time subsequent to the Termination Date, including, without limitation, the transfer/substitution of the Executive on all state licenses when required by a change in control transaction; and/or (iii) any application, inspection, approval, or any other consent that any Company Releasee is seeking or may seek to assist. Executive will be available to cooperate fully with counsel or other representatives as needed, unless otherwise required by law. Executive acknowledges that there are currently several active litigations for which his cooperation will be required, and this provision applies to any future claim, cause of action, suit, litigation, investigation, or any other controversy to which he may have knowledge of.

(b)
Executive agrees to promptly notify the Company’s General Counsel, at Andrew.Ryan@ianthus.com, in writing of any contacts by an attorney or third party relating to any of the Company Releasees, including, without limitation, any legal proceedings commenced or to be commenced against any of the Company Releasees. Executive agrees not to cooperate directly or indirectly in any way with any party bringing a claim against a Company Releasee, unless Executive’s action is required by law or governmental agency, in which case Executive shall promptly give notice to the Company of such legal requirement, so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where the action is required by a governmental agency that directs Executive to refrain from notifying the Company or in connection with a matter before the Securities and Exchange Commission. Nothing herein shall be construed to prohibit Executive from truthfully testifying in any legal proceeding. Nothing in this Section 5 shall be construed to prohibit Employee from exercising Employee’s rights as specified in Paragraph 9(c).

6.
Acknowledgement of Full Payments. Executive agrees that the Company has paid to Executive all of the wages, fees, bonuses, RSUs, commissions, incentive compensation, wage deferrals, paid leave time and all other employee benefits due and owing to Executive as a result of his employment with the Company, and that no other such compensation or benefits of any kind or nature is owed to Executive, other than as expressly provided for in this Agreement.

7.
Benefits Not Otherwise Entitled To. Executive acknowledges that the Severance Payment, COBRA payment, and RSU vesting provided for in Section 3 above, is provided in addition to and otherwise exceeds any payment, benefit or other thing of value to which Executive might otherwise be legally entitled to receive from the Company.

8.
General Release.

In consideration of the compensation and benefits set forth herein, including without limitation, the Severance Payment, the receipt and adequacy of which are hereby acknowledged by Executive, Executive and Executive’s heirs, executors, representatives, administrators, agents insurers and assigns (collectively, the “Releasors”) hereby releases and discharges the Company and each of their respective present, former and future parents, subsidiaries, divisions, affiliates and related companies, as well as their shareholders, directors, trustees, officers, board members, employees, attorneys, heirs, successors, assigns, and agents (collectively, the “Company Releasees”), from any and all claims, causes of action, suits, debts, controversies, judgments, decrees, damages, liabilities, covenants, contracts and agreements, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Executive’s employment with the Company, or the termination of such employment, or arising out of any aspect of the Employment Agreement, including without limitation:

(a) any and all claims under the Age Discrimination in Employment Act of 1967, as amended, including by the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Family Medical Leave Act of 1993; the Fair Labor Standards Act of 1938; the Rehabilitation Act of 1973; the Immigration Reform and Control Act of 1986; the New York State Executive Law; the New York State Human Rights Law; the New York Labor Law; the New York City Human Rights Law; the New York City Administrative Code; the California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq.; the California Labor Code; the California Constitution; the California Family Rights Act – Cal. Gov’t Code § 12945.2, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(b) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm;

(c) any and all claims arising under any Canadian law, British Columbia law, or provincial or local Canadian law;

(d) any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and

(e) any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims he may have against the Company Releasees. To the extent any claim is not releasable, Executive acknowledges that the payments and consideration received hereunder more than offset any monetary sums owing to Executive from any non-releasable claim. Nothing herein shall be construed to prohibit Executive from exercising Executive’s rights as specified in Paragraph 9(c) or shall prevent Executive from enforcing the terms of this Agreement.

9.
No Claims.

(a) Executive further represents and warrants that he has never commenced or filed and agrees not to commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted against the Company Releasees any action, charge, complaint or other proceeding, subject to the provisions of Paragraph 9(c).

(b) In the event Executive files any civil complaint or commences any litigation of any kind that is covered by the release in this Agreement, Executive shall immediately tender back all consideration received under this Agreement and pay all of the attorney’s fees, expenses and costs incurred by the Company Releasees in connection with the complaint or action filed. The Company Releasees shall also have the right of set-off against any obligation to Executive under this Agreement. In addition to the remedies noted above, the Company Releasees may pursue all other remedies available under law or equity to address Executive’s breach of this Agreement.

(c) Nothing in this Agreement shall be construed to prohibit Employee from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, the California Civil Rights Department or other government agency charged with the enforcement of any law. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages or any personal relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) in connection with any such charge or complaint, as well as with regard to any charge, complaint or lawsuit filed by anyone else on Employee’s behalf, provided this shall not apply to any claim not releasable as a matter of law. Further, the tender back provision in Paragraph 9(b) above shall not apply to any administrative charges or filings referenced in this Paragraph 9(c). To the extent permissible by law, the Severance Payment will be credited against any sums received by Employee pursuant to a claim not releasable as a matter of law.

10.
Knowing and Voluntary Waiver. Notwithstanding any other provision of this Agreement to the contrary:

(a) Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive may have against the Company Releasees, including without limitation, all rights or claims arising under ADEA, as amended.

(b) EXECUTIVE recognizes that, in signing this AGREEMENT, EXECUTIVE is waiving HIS right to pursue any and all claims under the Age Discrimination in Employment Act, 29 U.S.C. 626 et seq. arising prior to the date that EXECUTIVE executes this agreement. EXECUTIVE understands that HE may take twenty-one (21) days from the date this agreement is presented to EXECUTIVE to consider whether to execute this agreement. EXECUTIVE is advised that HE may wish to consult with an attorney prior to execution of this agreement. Once EXECUTIVE has executed this agreement, HE may revoke the agreement at any time during the seven (7) day period following the execution of the agreement by providing a letter to THE COMPANY’S GENERAL COUNSEL AT ANDREW.Ryan@ianthus.com stating executive’s intent to revoke this Agreement.

(c) After seven (7) days have passed following executive’s execution of this agreement, the execution of this agreement shall be final and irrevocable. The Agreement shall become effective on the eighth day after Executive executes this Agreement (the “Effective Date”), unless Executive revokes it prior to the conclusion of such period.

(d) Executive’s acceptance of any portion of the Severance Payment described in Section 3 of this Agreement at any time subsequent to seven (7) days after Executive’s execution of this Agreement, shall constitute an admission by Executive that he did not revoke this Agreement during the revocation period of seven (7) days, and shall further constitute an admission by Executive that this Agreement has become effective and enforceable on each of the dates in which Executive executes it

11.
Non-Admission of Wrongdoing. This Agreement shall not in any way be construed as an admission by the Company of any liability, or of any unlawful, discriminatory, or otherwise wrongful acts whatsoever against Executive or any other person.
12.
Non-Disclosure of Confidential Information. Executive agrees to continue to abide by Section 5 (Confidential Information) and Section 15 (Representation) of the Employment Agreement. Executive additionally agrees that Executive will not, without the prior written consent of the Company, either directly or indirectly, transmit or disclose to any person or entity any Confidentiality Information or use any Confidential Information, for Executive’s own benefit or the benefit of any other person or entity, or to the detriment of the Company, except in response to an order or subpoena of a court of competent jurisdiction or in response to any subpoena issued by a state or federal governmental agency. “Confidential Information” shall include any non-public information pertaining to the Company, its affiliates, or any of their current or former members, officers, directors, or employees, including, but without limitation: (i) information disclosed to Executive and information developed or learned by Executive during the course of or as a result of his employment with the Company or during the course of or as a result of the Consulting Services; (ii) information related to the finances or policies of the Company; (iii) information related to any Company client; and (iv) organization and marketing plans. This shall not prevent Executive from making statements to the extent required by applicable law to respond to an order or subpoena of a court of competent jurisdiction or in response to any subpoena issued by a state or federal governmental agency; provided that Executive will provide the Company with prompt notice of any such legal requirement so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where disclosure is required by the Securities and Exchange Commission or any governmental agency that directs Executive to refrain from notifying the Company.

Nothing in this Agreement is intended to or shall be interpreted to prohibit disclosure of information to the limited extent permitted by and in accordance with the federal Defend Trade Secrets Act of 2016 (“DTSA”). Stated otherwise, disclosures that are protected by the DTSA do not violate this Agreement. The DTSA provides that: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that – (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” The DTSA further provides that: “(2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual – (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Paragraph shall be construed to prohibit Executive from exercising his rights as specified in Paragraph 9(c).

13.
References. Upon inquiry, the Company shall provide a neutral employment reference for Executive, which includes dates of employment and position(s) held.
14.
Return of Company Property. Executive agrees to return to the Company all items belonging to the Company in Executive’s possession. Executive shall further return all Confidential Information, Company documentation, intellectual property and computer passwords and account information.
15.
Restrictive Covenants. Executive agrees to continue to abide by the restrictive covenants contained in Sections 6, 7 and 8 of the Employment Agreement, beginning on the Termination Date and through the period specified in the Employment Agreement.
16.
Waiver of California Civil Code Section 1542. This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Releasors specifically waive all rights under California Civil Code Section 1542, which states, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY." Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Company Releasees, Executive expressly acknowledges this Agreement is intended to include in its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claims. Executive warrants Executive has read this Agreement, including this waiver of California Civil Code section 1542, and that Executive has consulted with or had the opportunity to consult with counsel of Executive’s choosing about this Agreement and specifically about the waiver of section 1542, and that Executive understands this Agreement and the section 1542 waiver, and so Executive freely and knowingly enters into this Agreement. Executive further acknowledges that Executive later may discover facts different from or in addition to those Executive now knows or believes to be true regarding the matters released or described in this Agreement, and even so Executive agrees that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Executive expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Agreement or with regard to any facts now unknown to Executive relating thereto.
17.
Non-Disclosure of Agreement Terms. Executive agrees to keep all financial terms of this Agreement, and all facts and claims leading up to this Agreement’s negotiation and execution, absolutely confidential and shall not divulge or discuss them with anyone, except as required by law or to members of Executive’s immediate family, Executive’s attorney, and accountant, if Executive assures that they will keep the terms strictly confidential. This shall not prevent Executive from making statements to the extent required by applicable law to respond to an order or subpoena of a court of competent jurisdiction or in response to any subpoena issued by a state or federal governmental agency, provided that Executive will provide the Company with prompt notice of any such legal requirement so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where disclosure is required by the Securities and Exchange Commission or any governmental agency that directs Executive to refrain from notifying the Company. Nothing in this paragraph shall be construed to prohibit Executive from exercising his rights as specified in Paragraph 9(c).
18.
No Hire/Rehire Obligation of Executive. Executive confirms that he finds this term of the Agreement acceptable and acknowledges that it is in not an involuntary, discriminatory or retaliatory imposition upon him by the Company, as he has no intention to seek future employment with the Company. Executive agrees that the Company shall have no obligation to hire or rehire Executive. Executive agrees that any failure on the Company’s part to not hire or rehire him shall not be deemed to constitute an act of retaliation under any law, rule or regulation.
19.
Review of Press Release. Executive shall be entitled to review the Company’s press release regarding his resignation and may offer feedback. However, the Company shall not be required to accept any of Executive’s comments and retains full authority regarding the press release.
20.
Notice. Any notices required hereunder shall be sent by hand or by federal express or other overnight carrier or by electronic mail with proof of delivery, to Executive at the address identified in the opening paragraph of this Agreement, and to the Company to the attention of the Company’s General Counsel, Andrew Ryan, Esq., iAnthus Capital Holdings, Inc., located at 214 King Street West, Suite 314, Toronto, Ontario M5H 3S6, or any other address or individual which the parties hereto shall subsequently advise the other parties of in writing.
21.
409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A.
22.
Entire Contract/Severability/Modification. This Agreement sets forth the entire agreement between Executive and the Company and supersedes in its entirety any and all prior agreements, understandings or representations with any Company Releasee relating to Executive’s employment or the subject matter hereof and may not be modified orally, except this Agreement shall not supersede Sections 5, 6, 7, 8, 9, 15 and Paragraph 16(b) and the arbitration provision set forth in Section 13 and Appendix A of the Employment Agreement. Should any provision of this Agreement be found to be overbroad or declared or determined by a court to be illegal or invalid, the court shall have the power to modify this Agreement so that it conforms with prevailing law and the validity of the remaining parts, terms or provisions shall not be affected thereby. Executive represents that in executing this Agreement, Executive does not rely on any statement or fact not set forth herein. This Agreement may not be modified except by a writing signed by both Parties hereto.

23.
Breach of this Agreement. Executive acknowledges that any breach by him of paragraphs 5, 10 or 15 would cause the Company irreparable harm which cannot be remedied by an action at law. In any action where it is necessary to seek injunctive relief, Executive agrees the Company may do so without the posting of a bond or other security. The Company shall also have the full benefit of any restrictive period in the event of Executive’s breach. The Company shall be entitled to recover its reasonable attorneys’ fees, expert fees, and costs should it prevail in the litigation to enforce the terms of this Agreement in addition to any damages awarded by a court of law or equity or by an arbitrator. The rights and remedies set forth in this Section 23 or otherwise in this Agreement are cumulative and in addition to any other rights or remedies available to the Company at law or in equity, and not in substitution for them.
24.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be performed exclusively therein without regard to the choice of law provisions thereof. Any action to enforce the same shall be commenced in arbitration, pursuant to Section 13 and Appendix A of the Employment Agreement, except that an action filed for injunctive relief for breach of any material provisions of this Agreement or any action to compel or stay arbitration or to enforce or vacate an arbitration award shall be brought in a court of appropriate jurisdiction sitting within Los Angeles, in the State of California.
25.
Acknowledgement. Executive expressly acknowledges, represents and warrants that Executive has carefully read this Agreement; that Executive fully understands the terms, conditions and significance of this Agreement; that the Company has advised Executive of Executive’s right to consult with an attorney concerning this Agreement; that Executive had a period of at least twenty-one (21) days to review this Agreement with Executive’s attorney before executing it; that Executive had a period of seven (7) days following execution of the Agreement to revoke this Agreement; that Executive has obtained full advice of his attorney; and that Executive has executed this Agreement voluntarily, knowingly and with such advice of an attorney as Executive has deemed appropriate.

[Signature Page Follows]

ACKNOWLEDGED AND AGREED:

_______________________________ Date: ___________
Philippe Faraut

iANTHUS CAPITAL HOLDINGS, INC.

iANTHUS CAPITAL MANAGEMENT, LLC

_____________________________ Date: ______________
Richard Proud

Exhibit A

See attached – Form Consulting Services Agreement

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into and effective on this 5th day of April, 2024 (the “Effective Date”) by and between iAnthus Capital Management, LLC (“ICM”) and iAnthus Capital Holdings, Inc. (“ICH” and together with ICM, the “Company”) and Philippe Faraut (the “Consultant”). Company and Consultant may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Consultant was employed by the Company since 2022 and served as Chief Financial Officer;

WHEREAS, Consultant’s employment with the Company terminated on April 5, 2024 and the Company desires to engage Consultant to provide certain transitional consulting services, as needed;

WHEREAS, Consultant has agreed to perform consulting work for the Company in providing support for certain transitional services defined by the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agrees as follows:

1.
Status of Consultant. This Agreement does not constitute a hiring by either Party. The Parties agree and acknowledge that Consultant shall have an independent contractor status and shall not be deemed an employee of Company for any purpose. This Agreement shall not be considered or construed to be a partnership or joint venture, and Company shall not be liable for any obligations incurred by Consultant unless otherwise agreed upon by Company in writing.

2.
Services. Consultant shall perform the services and provide the deliverables set forth on Exhibit A, which is attached hereto and incorporated herein by reference (collectively, the “Services”). During the Term (as defined herein), Executive shall report directly to the Company’s Chief Executive Officer and shall provide the Services only as requested by the Company in its sole discretion. At all times during Consultant’s performance of the Services, Consultant shall act in all instances consistent with the best interests of the Company. The Company may request the Consulting Services by phone, email or otherwise.

3.
Compensation. In consideration for Consultant’s satisfactory performance of the Services, Company agrees to pay Consultant the compensation set forth on Exhibit A (the “Compensation”).

4.
Term and Termination. The term of this Agreement shall be for thirty (30) days (the “Term”). Notwithstanding the foregoing, the Company Party may terminate this Agreement at any time by providing written notice to Consultant.

5.
Tools and Instruments. Consultant will be responsible for supplying all tools, equipment, and supplies required to perform the Services under this Agreement, including, without limitation, any computer equipment needed to perform the Services.

6.
Nondisclosure.

(a)
Consultant agrees and acknowledges that Company’s Confidential Information (as defined below) is valuable, special, and unique to Company’s business, and that access to and knowledge of the Confidential Information are essential to the performance of Consultant’s duties to Company. At all times during Consultant’s engagement and thereafter, Consultant shall hold in strictest confidence and shall not disclose, use, or publish any Confidential Information, except as such disclosure, use, or publication is required in connection with Consultant’s work for Company, or unless otherwise agreed upon by Company in writing. Consultant shall obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Consultant’s work at Company and/or incorporates or in any way references any Confidential Information. Consultant hereby irrevocably, assigns, conveys and transfers to Company any rights Consultant may have or acquire in such Confidential Information and agrees that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

(b)
For the purposes of this Agreement, the term “Confidential Information” shall mean any and all confidential, and/or proprietary knowledge, data, information or materials relating to the business and activities of Company, its clients, customers, suppliers, partners, and any other entities with whom Company does business including, without limitation (i) information relating to the Inventions or Works Made for Hire (as defined below); (ii) any information regarding plans for research, development, new products, marketing and selling, business plans, business methods, budgets and financial statements, licenses, prices and costs, suppliers, and customers; (iii) information about software programs and subroutines, source and object code, databases, database criteria, user profiles, scripts, algorithms, processes, designs, methodologies, technology, know-how, data, ideas, techniques, inventions, processes, improvements (whether patentable or not), modules, features and modes of operation, internal documentation, works of authorship, and technical plans; (iv) any information regarding the strengths and weaknesses, skills and compensation of employees or other Consultants of Company; (v) any information about Company’s security, including, without limitation, access codes, passwords, security protocols, system architecture, and or Consultant or user identification; and (vi) any information about Company’s financing or assets or financial condition, or capital sources or partners, including strategic partners, or companies which Company is financing, helping to finance or considering financing, or any company or individuals on which Company is conducting due diligence in any manner whatsoever and for any reason whatsoever. The parties agree and acknowledge that Confidential Information shall not include any knowledge, data, information, or materials which: (1) is in or comes into the public domain other than as a result of a breach of this Agreement; (2) is obtained in good faith by Consultant from a third party which is not in breach of any agreement with Company; or (3) is developed by Consultant independent of Consultant’s engagement by Company as evidenced by the records of Consultant.

(c)
Consultant acknowledges that Company has received and in the future shall receive from third parties certain confidential or proprietary knowledge, data, information, or materials (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s engagement and thereafter, Consultant shall hold Third Party Information in the strictest confidence and shall not disclose to anyone (other than Company personnel who need to know such information in connection with Consultant’s work for Company) or use, except in connection with Consultant’s work for Company, Third Party Information, unless otherwise agreed upon by Company in writing.

(d)
During Consultant’s engagement by Company and thereafter, Consultant shall not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Consultant has an obligation of confidentiality, and Consultant shall not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom Consultant has an obligation of confidentiality unless consented to in writing by such former employer or person.

7.
Assignment of Inventions; Works of Authorship.

(a)
Consultant shall promptly disclose and hereby assigns to Company or its designee all of Consultant’s right, title, and interest, if any, in and to any and all inventions, original works of authorship, developments, concepts, discoveries, and improvements conceived, created, developed, made, caused to be conceived, or developed, or reduced to practice by Consultant solely or jointly with others during the Term (as defined below) of Consultant’s engagement with Company, or within three (3) months thereafter, which are (i) directly or indirectly related to the business, operations, or activities of Company or to Consultant’s engagement with Company or (ii) based upon Confidential Information (collectively, “Inventions”), and shall communicate all information, details, and data pertaining to any Inventions, in such form as Company requests. Whenever Consultant is requested to do so by Company, during or after the term of Consultant’s engagement with Company, Consultant shall assist Company or its designee in the filing of any and all applications, assignments, specifications, oaths, or other instruments reasonably deemed necessary by Company to secure Company’s or its designee’s rights in the Inventions and any Intellectual Property rights (defined below) relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto. If Company is unable because of Consultant’s mental or physical incapacity or for any other reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or Works for Hire assigned to Company hereunder, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and on Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant. “Intellectual Property” shall mean all product and service designs, patents, trademarks, service marks, registered designs, utility models, domain names design rights, copyrights, topography rights, brand names, trade names, logos, and business names or applications for any of the foregoing and the right to apply therefore in any part of the world and all or any similar or equivalent rights arising or subsisting in any country in the world. Consultant hereby waives any moral rights Consultant may have in and to the Inventions. The obligations set forth in this Section 3(a) shall be binding upon the assigns, executors, administrators, and other legal representatives of Consultant.

(b)
Any Inventions, including, without limitation, sales approaches, sales material, training material, computer software, documentation, other copyrightable works, or any other Intellectual Property made, conceived, created, developed, or contributed to by Consultant during Consultant’s engagement with Company, or within three months thereafter, and which (i) directly or indirectly relate to the business, operations, or activities of Company or Consultant’s engagement with Company, or (ii) are based upon Confidential Information, shall be considered “works made for hire” under the copyright laws of the United States (collectively “Works For Hire”) and Consultant shall communicate all information, details, and data pertaining thereto to Company in such form as Company requests. To the extent that any such Works for Hire fail to qualify as “works made for hire” under the copyright laws of the United States or any other jurisdiction, Consultant hereby assigns each such Work for Hire and property and all rights therein in any jurisdiction to Company. Whenever Consultant is requested to do so by Company, during or after Consultant’s engagement with Company, Consultant shall execute any assignments or other documents reasonably deemed necessary by Company to confirm or effectuate full and exclusive ownership of Works for Hire in Company, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 3(b) shall be binding upon the successors, assigns, executors, administrators, and other legal representatives of Consultant.

(c)
If Consultant is required to execute any document or instrument or otherwise assist Company or its designee in securing its rights in any Inventions or Works For Hire after the termination of Consultant’s engagement with Company, Company shall pay reasonable compensation to Consultant for time spent by Consultant for such purpose.

(d)
Consultant shall bear the burden of proof that any Invention conceived, created, developed, or made by Consultant was first conceived, created, developed, and made more than three (3) months after the termination of Consultant’s engagement with Company. Consultant shall bear the burden of proof that any Invention conceived, created, developed, or made by Consultant during the term of this Agreement or within three (3) months following the termination of Consultant’s engagement is unrelated to any of the business, operations, or activities of Company or to Consultant’s engagement with Company and was not based upon Confidential Information.

(e)
If in the course of Consultant’s engagement with Company, Consultant incorporates into a Company product or process a prior invention owned by Consultant or in which Consultant has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such prior invention as part of or in connection with such product or process.

(f)
Consultant shall never at any time have or claim any right, title, or interest in any Intellectual Property belonging to or used by Company and shall never have or claim any rights, title, or interest in any material or matter of any sort prepared for or used in connection with the business of Company or any part thereof or promotion of Company, whether produced, prepared, or published in whole or in part by Company.

(g)
Consultant agrees to cooperate with Company at all times (including following termination of engagement for any reason) and shall be reasonably available to testify on behalf of Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative and to assist Company in any such action, suit, or proceeding by providing information and meeting and consulting with Company or its representatives or counsel, as reasonably requested by Company or such representatives or counsel. Consultant shall be reimbursed by Company for any expenses (including, but not limited to, legal fees) reasonably incurred by Consultant in connection with Consultant’s compliance with the foregoing.

(h)
Consultant agrees that any e-mail address provided to Consultant or used by Consultant under a domain name of Company is and will remain the property of Company. Consultant agrees to use Company e-mail reasonably and acknowledges that Consultant has no expectations of privacy in any e-mails received by or sent from Consultant’s Company e-mail address.

8.
Compliance with Company Policies. Consultant shall comply with all Company policies as established from time to time.

9.
No Conflicting Obligations. Consultant represents and warrants that (a) Consultant’s compliance with the terms of this Agreement and Consultant’s performance as a Consultant of Company does not and shall not breach any agreement, including any agreement to keep in confidence information acquired by Consultant in confidence or in trust prior to Consultant’s engagement by Company; and (b) Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral in conflict herewith.

10.
Return of Company Documents. When Consultant’s engagement terminates, Consultant shall deliver promptly to Company (and shall not keep in Consultant’s possession, recreate, or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to Company, its successors, or assigns. Consultant further agrees that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets, or other work areas, is subject to inspection by Company personnel at any time with or without notice.

11.
Legal and Equitable Remedies. Because Consultant’s Services are personal and unique, because Consultant may have access to and become acquainted with the Confidential Information of Company, and Company may not have an adequate remedy at law in the event of a breach of this Agreement, Company and any of its successors or assigns shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

12.
Indemnification. Consultant shall defend, indemnify, and hold harmless Company, its officers, directors, employees, agents, and representatives from and against any and all demands, claims, causes of action, losses, liabilities, obligations, fines, penalties, damages, costs, and expenses, including the costs of investigation, settlement, and attorneys’ fees (collectively, “Claims”) arising out of, attributable to or relating to any actual or alleged: (a) negligence or willful misconduct of Consultant; (b) breach of this Agreement by Consultant; and/or (c) misappropriation, violation, or infringement of any proprietary, contractual, or intellectual property right by Consultant. Company shall have the option and right, at its election to assume and control the defense of any Claim, provided that, if Consultant assumes and controls the defense of any Claim: (i) Company shall have the right to participate in such defense with its own counsel at its own cost and expense; and (ii) Consultant shall not settle any Claim without receipt of prior written approval from an authorized representative of Company.

13.
General Provisions.

(a)
Consultant agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of engagement by Company, nor shall it interfere in any way with Consultant’s right or Company’s right to terminate Consultant’s engagement at any time, with or without cause.

(b)
The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of New York, United States of America, without giving effect to its conflicts of laws provisions, and without regard to its place of execution or its place of performance. The parties irrevocably consent and agree to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby.

(c)
This Agreement sets forth the final, complete, and exclusive agreement and understanding between Company and Consultant relating to Consultant’s relationship as a consultant to Company and the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

(d)
If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions shall continue in full force and effect.

(e)
This Agreement may be assigned by Company to any successor in interest, affiliate, or any other assignee designated by Company in its sole discretion. Consultant’s responsibilities may not be assigned without Company’s prior written consent.

(f)
This Agreement shall be binding upon Consultant’s heirs, executors, administrators, and other legal representatives and shall be for the benefit of Company, its successors, and assigns.

(g)
The provisions of this Agreement shall survive the termination of Consultant’s engagement and the assignment of this Agreement by Company to any successor in interest or other assignee.

(h)
No waiver by Company of any breach of this Agreement shall be a waiver of any preceding or subsequent breach. No waiver by Company of any right under this Agreement shall be construed as a waiver of any other right. Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

[Signature Page Follows]

CONSULTANT UNDERSTANDS THAT THIS AGREEMENT RESTRICTS CONSULTANT’S RIGHTS TO DISCLOSE OR USE COMPANY’S CONFIDENTIAL INFORMATION DURING AND SUBSEQUENT TO CONSULTANT’S ENGAGEMENT.

CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND FULLY UNDERSTANDS ITS TERMS.

IN WITNESS WHEREOF, the Parties have executed as of the Effective Date.

Consultant iAnthus Capital Management, LLC

iAnthus Capital Holdings, Inc.

_______________________________ _______________________________

Name: Philippe Faraut Name: Richard Proud

Title: Chief Executive Officer

Address of Notice for Consultant Address of Notice for Company

515 Ocean Avenue, 303S, 214 King Street West

Santa Monica, CA 90402 Suite 314

E-mail: Philippe@ianthus.com Toronto, Ontario M5H 3S6

Tel. No: (310) Attn: Andrew Ryan

Email: Andrew.Ryan@ianthus.com

EXHIBIT A

1.
Services. Consultant shall perform the following Services:

(a)
Ensure effective transition of all Consultant’s duties, functions, and other matters he was responsible for as Chief Financial Officer; and

(b)
Any other matters directed by the Company’s Chief Executive Officer.

2.
Compensation and Reimbursement. In consideration for the satisfactory performance of the Services, Consultant shall be paid Twenty-Five Thousand Dollars ($25,000.00).

In addition, Company shall reimburse Consultant for all reasonable expenses Consultant incurs in connection with performing the Services and in accordance with Company’s Travel and Expense policy. To obtain reimbursement for expenses incurred during the execution of Consultant’s work, Consultant shall submit to Company an invoice listing all expenses along with any and all receipts. Company shall provide

Consultant with the Travel and Expense policy. Company shall pay to Consultant invoiced undisputed amounts within thirty (30) after the date of invoice.